UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2011
COVANTA HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6732	95-6021257

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 South Street, Morristown, New Jersey	07960

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (862) 345-5000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
On May 5, 2011, Covanta Holding Corporation held its Annual Meeting of Stockholders. At that meeting, stockholders voted on the following proposals:
1.	To elect ten directors to serve a one-year term that will expire at the next Annual Meeting of Stockholders. Each director was elected with the votes cast as follows:

Directors	For	Withheld	Broker Non-Votes
David M. Barse	102,752,858	11,634,486	15,846,509
Ronald J. Broglio	114,024,997	362,347	15,846,509
Peter C.B. Bynoe	77,022,315	37,365,029	15,846,509
Linda J. Fisher	114,039,883	347,461	15,846,509
Joseph M. Holsten	114,036,390	350,954	15,846,509
Anthony J. Orlando	113,610,258	777,086	15,846,509
William C. Pate	113,640,358	746,986	15,846,509
Robert S. Silberman	104,468,046	9,919,298	15,846,509
Jean Smith	114,031,142	356,202	15,846,509
Samuel Zell	106,827,283	7,560,061	15,846,509
2.	To ratify the appointment of Ernst & Young LLP, the independent registered public accountants, as our independent auditors for the 2010 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-Votes
129,773,623	445,605	14,625	0
3.	Advisory vote on executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
69,442,836	44,377,251	567,255	15,846,512
4.	Advisory vote on the frequency of the advisory vote on executive compensation.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
48,990,458	300,649	64,599,899	496,335	15,846,512

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANTA HOLDING CORPORATION
Date: May 10, 2011	By:	/s/ Timothy J. Simpson
Timothy J. Simpson
Executive Vice President, General Counsel and Secretary